Exhibit 99.5

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF IDOC

The following discussion and analysis provide information that iDoc’s management believes is relevant to an assessment and understanding of the results of operations and financial condition of iDoc Virtual Telehealth Solutions, Inc. (“iDoc”) (for purposes of this section, collectively referred to as the “Company”, “we,” “us” and “our”). The discussion and analysis should be read together with “Selected Historical Financial and Operating Data of iDoc” and iDoc’s consolidated financial statements as of and for the three months ended March 31, 2024 and 2023, and the related respective notes thereto, included elsewhere in this Current Report on Form 8-K. This discussion may contain forward-looking statements based upon iDoc’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Forward-Looking Statements.”

Overview

iDoc is a high acuity patient care solution providing elite physician services in intensive care units of our major hospital systems and other customers. iDoc delivers neuro-critical care through a proprietary technology platform. iDoc serves a diverse range of customers from large hospital systems to small/micro hospitals, long-term acute care (LTAC) facilities, correctional facilities and others. In addition to the specialization of neuro critical care, iDoc provides general tele-critical care services, and specialty e-consults to large organizations such as correctional facilities. To provide these specialized services, iDoc pays meticulous attention to all government requirements that are required to deliver these services at a state and national level. Physician licensure is governed at the state level with its private clients and governed by Federal regulations with its Federal Bureau of Prison clients. iDoc complies with all state and federal level requirements for physician licensure. iDoc Virtual Telehealth Solutions currently operates in three states with private clients. These states are Texas, Georgia, and New Hampshire. iDoc’s wholly owned subsidiary billing company, Encompass, does not provide physician services and therefore there are no physician requirements and it operates out of Colorado. We operate out of five states with our Federal Bureau of Prisons clients. These states are South Carolina, Pennsylvania, Washington, Texas, and Alabama. All iDoc physicians practicing in each state require a state license and iDoc as the corporate entity manages and verifies this process directly with its physicians. The licensures are required for credentials to practice at any hospital and iDoc as the corporate entity also manages and verifies the credentialing process for all states and sites it operates in. The federal government currently does not require a separate state licensure for practicing at a federal site. However, the federal government does requires credentialing, which iDoc manages that with each of its federal practice locations. From the corporate level of medicine perspective, the government regulations apply to patient specific revenue that requires billing to Medicare, Medicaid, or third party insurers, which is governed at the state level. iDoc creates a subsidiary company in each state it operates in and obtains a company specific National Provider Identification (“NPI”) number for the corporate entity in each state to comply with the state mandates. iDoc, as a corporate entity complies with these requirements. Physicians are independently contracted or employed under the parent company - iDoc Virtual Telehealth Solutions and utilize the company NPI in each state and therefore physicians do not need separate NPI numbers just state specific licensure and maintain one NPI number. iDoc manages and verifies each physician is properly licensed and credentialed in each state under each corporate entity to which they provide services.

iDoc has an experienced team of board-certified intensivists, neurointensivists, neurologists, and advanced practice providers that treat and coordinate care for acutely ill patients 24/7 in the Neurointensive Care Unit (“NICU”) and Intensive Care Unit (“ICU”) for stroke, brain trauma, spinal cord, and all other neurological conditions. Our Neurocritical care experts will also help develop multidisciplinary plans of care to optimally treat neurological conditions in relation to their overall medical needs. Our Neuro Critical care service delivery will focus on physicians and provider services in Teleneurocritical care, epileptology, and teleneurology. In addition to standard interventions, our Neurocritical care experts will offer specific care including monitoring Intracranial pressure, cerebral hemodynamics, advanced multimodal neuro monitoring (brain oximetry, cerebral microdialysis and continuous electroencephalography).

iDoc aspires to be a leading tele-neuro critical care provider and have the potential to become a market leader in the specialty provider market. iDoc generates revenue from our patient fees related to insurance billings for Tele-Neuro critical and ICU patients at hospitals and hospital systems. iDoc also generates revenue from telehealth and institutional fees by providing Tele-Neuro critical and ICU management and administration at hospitals and hospital systems, telehealth consulting and monitoring services, including EEG reads and other ancillary medical services.

Patient Fees

iDoc collaborates with partner hospitals’ critical care team to provide health care for patients suffering from neurological ailments such as stroke, traumatic brain injury, neuromuscular disorders, spine injury and more. Our fees are paid by national insurance companies covering the cost of inpatient healthcare services.

Telehealth and Institutional Fees

iDoc provides hospitals and hospital systems with consulting, management, and administrative services to appropriately create or ensure efficient operation of Neurocritical Care Telemedicine or ICU Platforms. These services also include telemedicine platform software, telemedicine hardware, EEG on-call services, EEG interpretation fees and medical billing fees.

Material Trends, Events and Uncertainties

Impact of the COVID-19 Pandemic

The extent to which the coronavirus (“COVID-19”) outbreak and measures taken in response thereto impact our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted.

Global health concerns relating to the COVID-19 outbreak have been weighing on the macroeconomic environment, and the outbreak has significantly increased economic uncertainty. Risks related to consumers and businesses lowering or changing spending, which impact domestic and international spend. The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and business shutdowns. These measures have not only negatively impacted consumer spending and business spending habits, but they have also adversely impacted and may further impact our workforce and operations and the operations of its customers, suppliers, and business partners. These measures may remain in place for a significant period of time, and they are likely to continue to adversely affect our business, results of operations and financial condition. The spread of COVID-19 has caused us to modify our company’s business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events, and conferences), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities.

The extent to which the COVID-19 outbreak impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business because of its global economic impact, including any recession that has occurred or may occur in the future.

There are no comparable recent events which may provide guidance as to the effect of the spread of COVID-19 and a global pandemic, and, as a result, the ultimate impact of the COVID-19 outbreak or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of the impacts on our business, our operations, or the global economy. However, the effects could have a material impact on our results of operations, and we will continue to monitor the COVID-19 situation closely.

Performance Factors

We believe that our future performance will depend on many factors, including the following:

The Rapid Transformation of the Telehealth Market

The Telehealth market today is one characterized by rapid transformation, with major customers and hospital systems looking to build or add capabilities and major legacy competitors looking to shore up historical limitations. We believe that the rapid transformation of the telehealth market indicates strong future growth of the market, and our current offerings provide an attractive value proposition to health systems, medical groups, and individual medical practitioners, driving higher market share. We plan to continue to harness our scale to further grow the value proposition of our platform for all stakeholders.

Ability to Expand Within the Market and Attract New Customers

Telehealth is still in its total infancy stages in terms of utilization, scope, and services. Most of the growth is expected within hospital systems, definition, and segmentation structure, and we believe our software platform and services have significant potential. We plan to leverage our industry relationships with government, hospital systems and insurance providers to increase our customer base.

Projection Assumptions on iDoc Business Results

Our 2024 revenue projections are based on assumed 2023 revenue of $8 million, and we are projecting to return to our reoccurring revenue generated from servicing the current book of business and incremental revenue opportunities in 2024 as follows:

•	$1.0 million from two new Short Term Acute Care (“STAC”) hospital clients with an expected sign date in Q1 2024 and commencement of service in 2024.

•	$18 million from two new institutional client contracts with service starting in January 2024.

•	$0.9 million from a new Long Term Acute Care Services (“LTACS”) hospital.

•	$1 million from the Federal Bureau of Prison business (iDoc has contracts with five new prison facilities, resulting in seven prisons expected to be serviced in 2024).

Critical Accounting Policies and Estimates

Basis of Presentation and Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts stated in the consolidated financial statements and accompanying notes. These judgments, estimates, and assumptions are used for, but not limited to, the determination of revenue recognition, the valuation of the Company’s common stock, allowance for doubtful accounts, and income taxes.

The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, future events are subject to change and best estimates and judgments routinely require adjustment. Actual results could differ from those estimates.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis and operating loss, capital loss, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company has adopted Accounting Standards Codification (“ASC”) 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”). ASC 606 establishes a principle for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services. The Company recognizes revenue using a five-step model:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligation(s) in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) it satisfies a performance obligation.

The Company derives revenue from business services associated with direct tele-physician provider patient fee services, telehealth services, and institutional services provided to our clients.

Patient Fees Services and Performance Obligation

All of the Company’s telemedicine contracts for patient reimbursement fees are directly billed through the Encompass healthcare billing services subsidiary. The Company earns patient fees by providing high acuity patient care solutions. For patient fees, performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site as this is deemed as transfer of goods and services to respective patients. The patient benefits from the professional services when care is rendered by the Company’s medical professionals. The revenue is determined based on the telemedicine billing code(s) associated with the respective professional service rendered to patients. The Company earns primarily from reimbursement from the following third-party payors:

Medicare

The Medicare program offers beneficiaries different ways to obtain medical benefits: (i) Medicare Part A, which covers, among other things, in-patient hospital, SNFs, home healthcare, and certain other types of healthcare services; (ii) Medicare Part B, which covers physicians’ services, outpatient services, durable medical equipment, and certain other types of items and healthcare services; (iii) Medicare Part C, also known as Medicare Advantage, which is a managed care option for beneficiaries who are entitled to Medicare Part A and enrolled in Medicare Part B; and (iv) Medicare Part D, which provides coverage for prescription drugs that are not otherwise covered under Medicare Part A or Part B for those beneficiaries that enroll.

The Company’s affiliated provider network is reimbursed by the Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid

Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. Our affiliated provider network is reimbursed by certain state Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Commercial Insurance Providers

The Company is reimbursed by commercial insurance carriers. The basis for payment to the commercial insurance providers is consistent with Medicare reimbursement fee structure guidelines and the Company is in-network or out-of-network with the commercial insurance carriers based on state and insurer requirements.

Telehealth Fees Service Contracts and Performance Obligation

The Company enters into service contracts mainly in the following categories with hospitals or hospital systems, physician practice groups, and other users. The Company’s customer contracts typically range in length from two to three years, with an automatic renewal process. The Company either invoices its customers for the monthly fixed fee in advance or at the end of the month, depending on the terms of the contract. The contracts typically contain cancellation clauses with advance notice; therefore, the Company does not believe that it has any material outstanding commitment for future revenues beyond one year from the end of a reporting period. Under the contracts, the customers pay a fixed monthly fee for the services described below.

Contract For Telemedicine Care Services

Performance obligations in the contract for telemedicine care are based on services provided via the use of hardware and software integration that includes multi-participant video conferencing, and electronic communication for 24 hours per day, seven days per week for the duration of the contract. The Company provides administrative support for the tele-physician services and coordinates the services of its clinicians network through administrative support, hardware support, and software support and provider coverage availability. The Company provides coverage availability of its physician services ranging from 12-24h per day. Performance obligations in the contract for these services transferred to the customer are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from patient services and institutional services obligations. Performance obligations are met when the Company provides administrative, business and medical records and reports related to their professional services rendered pursuant to the agreement in such format and upon such interval as hospitals may require. Revenue from telemedicine care services is included in telehealth fees in the consolidated financial statements. The Company commences revenue recognition when the Company satisfies its performance obligation to provide the contractual tele-physician hours services monthly. Prior to the commencement of services, customers generally make initial start-up nonrefundable payments to the Company when contracting for Company training, hardware and software installation and integration, which includes a one-time setup of software security, API interfaces, and compatibility between hospital existing equipment and hardware and software. The Company recognizes revenue upon completion of the implementation when the performance obligation of equipment setup and initial training is completed. The start-up fees do not significantly modify or customize the other goods in the contract. As the start-up service primarily covers initial administrative services for which the Company’s clients can cancel future services upon completion, management considers it to be separable from the ongoing business services, and the Company records start-up fees as one-time revenue when the start-up service is complete.

Institutional Fees Service Contracts and Performance Obligation

Contract For Electroencephalogram (“EEG”) Professional Interpretation Services

Performance obligations in the contract for EEG professional interpretation services are based on the number of professional services EEG interpretation provides monthly. The performance obligation in the contract for these services transferred to the customer are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To facilitate the delivery of the EEG professional interpretation services, the Company’s physicians use EEG telemedicine equipment provided by the Company. The performance obligation is satisfied based on the number of EEG professional interpretations performed by the Company’s physicians. The number of professional interpretations is traced monthly by both parties and used to determine the revenue earned based on established contractual rates and are included in institutional fees in the consolidated financial statements. The Company commences revenue recognition on EEG professional interpretation services when the Company satisfies its performance obligation to provide professional interpretation monthly.

Encompass Healthcare Client Billing Services

The Company enters into contracts with hospitals, physician practice groups, and other users for billing services. Medical billing service fees include amounts charged for ongoing billing, clinical-related, and other related services and are generally billed to the customer as a percentage of total collections. The Company does not recognize revenue for business service fees until these collections are made, as the service fees are not fixed and determinable until such time. Medical billing service fees also include amounts charged to customers for generating and mailing patient statements and are recognized as the related services are performed. The Company’s clients typically purchase one-year contracts that renew automatically upon completion. In most cases, the clients may terminate their agreements with 90 days notice without cause. The Company typically retains the right to terminate client agreements in a similar timeframe. The Company’s clients are billed monthly, in arrears, based either upon a percentage of collections, minimum fees, flat fees, or per-claim fees where applicable. Invoices are generated within the first two weeks of the subsequent month and delivered to clients primarily by email.

Determination of Pricing for Services

The Company believes the quoted transaction prices in the customer contracts represent the stand- alone selling prices for each of the separate performance obligations which are distinct and priced separately within the contract. The transaction price for each service provided is independent and established in the contract and based on the duration of service provided or for a rate for service provided. Fees are established based on the service transferred to the client.

Telehealth and Institutional Services Contracts

Under most of the Company’s contracts, including contracts with its two top customers, the customer pays fixed monthly fees for telemedicine consultation services, EEG professional interpretation services, platform software services, and hardware fees. The fixed monthly fee provides for a predetermined number of daily, monthly, or annual physician hours of coverage and agreed upon rates for interpretation and software services. To facilitate the delivery of the consultation services, the facilities use telemedicine equipment and the Company’s virtual health care platform, which is provided and installed by the Company. The Company also provides the hospitals with user training, maintenance and support services for the telemedicine equipment used to perform the consultation services. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration, using the expected value or the most likely amount method, whichever is expected to better predict the amount. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessments of legal enforceability, performance, and all information that is reasonably available to the Company. The determination of the amount of revenue the Company can recognize each accounting period requires management to make estimates and judgments on the estimated expected customer life or expected performance period, of at least 3 years.

Patient Fee Contracts Involving Third-Party Payors

The Company receives payments from patients, third-party payers and others for patient fee services. Third-party payers pay the Company based on contracted rates or the entities’ billed charges. Payments received from third-party payers are generally less than billed charges. The Company receives less than its total established charges for its services. The Company determines the transaction price on patient fees based on standard charges for services provided, reduced by adjustments provided to third-party payors, and implicit price concessions provided to uninsured patients. The Company monitors its revenue and receivables from third-party payers and records an estimated contractual allowance to properly account for the differences between billed and reimbursed amounts.

In the post PHE environment, the Company recognized the need to have a more timely recognition of when claims were denied compared to pre PHE. As part of a long-term solution, the Company switched insurance clearinghouses This new clearinghouse allowed for automation and direct visualization of the process as compared to the prior system, which was paper mail notifications. The change in clearinghouse was intended to ultimately allow the Company to address this and any future changes from any of the Company’s commercial or Medicare payors in a more nimble and direct electronic fashion versus relying on a mail delivery system. Setting up the automation, testing and validation was not completed until February 2024. The new process will positively allow the Company to better estimate for contractual allowances and receivables in a timelier manner as the Company will be able to identify any issues regarding denials and respond significantly quicker, thereby improving its revenue cycle management process with its insurance payors. The Company believes this will improve its collections and decrease our bad debt write off in a step wise manner moving forward.

Revenue from third-party payers is presented net of an estimated provision for contractual adjustments. Patient revenues are net of service credits and service adjustments, and allowance for doubtful accounts receivable. These adjustments and implicit price concessions represent the difference between the amount billed and the estimated consideration the Company expects to receive, based on historical collection experience, market conditions and other factors. Although the Company believes that its approach to estimates and judgments as described herein is reasonable, actual results could differ and the Company may be exposed to increases or decreases in revenue that could be material.

Cost of Revenue

Cost of revenue consists primarily of expenses related to compensation-related expenses for the Company’s telehealth service providers, costs for third-party software and hardware services and independent medical providers, and other services used in connection with the delivery and support of the Company’s telehealth platform.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since inception and continues to have negative operating cash flows. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company’s business is dependent upon its ability to achieve profitability and positive cash flows and, pending such achievement, future issuances of equity or other financings to fund ongoing operations. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern will require it to obtain additional funding. If the Company is unable to obtain sufficient funding, its business, prospects, financial condition and results of operations will be materially and adversely affected, and the Company may be unable to continue as a going concern. In such an event, it would be forced to delay, limit, reduce or terminate its product development or commercialization efforts, or may be forced to reduce or terminate its operations. If the Company is unable to continue as a going concern, the Company may have to liquidate its assets and may receive less than the value at which those assets are carried on its audited financial statements, and it is likely that investors will lose all or part of their investment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of acquisition to be cash equivalents. The Company maintains its cash balances with commercial banks in non-interest-bearing accounts, which do not exceed the FDIC-insured limits. Cash and cash equivalents include cash held in checking and savings accounts. The carrying amount of its cash equivalents approximates its fair value due to the short maturities of these instruments.

Accounts Receivable and Credit losses

The Company carries its accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for the estimated losses resulting from the inability of the Company’s clients to pay their invoices. Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. No credit losses were recognized for the years ended December 31, 2023 and 2022.

The allowance for doubtful accounts is calculated based on a general reserve for at-risk balances considering the Company’s ability to collect as well as the current credit conditions of third-party payers. The allowance for doubtful accounts was $1,576,415 and $1,038,956 as of December 31, 2023 and 2022, respectively.

Prepaid Expenses

Prepaid expenses are costs that have been paid but are not yet used up or have not yet expired. As the amount expires, the current asset is reduced, and the amount of the reduction is reported as an expense on the consolidated statements of operations. Leases

The Company accounts for leases under ASU 2016-02, “Leases” (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating and finance leases are included in right-of-use asset, current portion of right-of-use liability, and right-of-use liability less current portion in the Company’s consolidated balance sheets. Operating and finance lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. As permitted under ASU 2016-02, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short-term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

Net Income (Loss) Per Common Share

The Company computes income (loss) per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•	Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•	Level 3: Inputs are unobservable inputs that reflect the reporting entity’s assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable, and accrued liabilities as reflected in the consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities, and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant to making a reasonable assessment of future cash flows, interest rate risk, and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. Derivative assets and liabilities are classified in the consolidated balance sheets as current or non-current based on whether net-cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date. The Company has determined the early mandatory redemption provision in the Bridge Note as described in Note 8 is an embedded derivative instrument. ASC 470-20, “Debt with Conversion and Other Options” addresses the allocation of proceeds from the issuance of debt into its debt and embedded derivative components. The Company applies this guidance to allocate the Bridge Note proceeds between the Bridge Note and the Embedded Early Repayment option, using the residual method by allocating the principal first to fair value of the embedded derivative and then to the debt.

Fixed Assets

Fixed assets are recorded at historical cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets, which is three to ten years.

Intangible Assets

Intangible assets are presented at fair value, net of amortization. The fair value is determined based on the appraised value of the asset. Amortization is calculated on the straight-line method over the five-year estimated useful lives of the respective assets. Intangible assets comprise of goodwill and a customer list. As of December 31, 2023 and 2022, the fair value of goodwill is $0 and $95,076, respectively, as described in Note 3, Business Acquisition. During the year ended December 31, 2022, the Company acquired a customer list related to the acquisition valued at $15,000. The balance of the customer list is $0 and $12,000 as of December 31, 2023 and 2022, respectively. The Company recognized $3,000 of amortization expenses during the years ended December 31, 2023 and 2022, respectively.

Impairment of Long-lived and Intangible Assets

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on the appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved. The Company recorded $104,076 and $0 of impairment charges during the years ended December 31, 2023 and 2022, respectively, on its goodwill and customer list intangible assets.

Original issue discount on Debt

When the Company issues notes payable with a face value higher than the proceeds it receives, it records the difference as a debt discount and amortizes the discount as interest expense over the life of the underlying note payable.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivable. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and the adoption did not have a material impact on the consolidated financial statements.

In August 2021, the FASB issued ASU No. 2021-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2021-06”). ASU 2021-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP.

Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2021-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2021-06 is effective for the Company beginning January 1, 2024.

Early adoption is permitted, but no earlier than January 1, 2022. Management is currently evaluating the effect of the adoption of ASU 2021-06 on the consolidated financial statements but currently does not believe ASU 2021-06 will have a significant impact on the Company’s consolidated financial statements.

Financial Statement Components

Revenue

iDoc establishes management and administrative services contracts with hospitals or hospital systems to provide telehealth physician services to acute patients of the hospitals or hospital systems. iDoc also generate revenue by directly billing the insurance companies for care provided at hospitals or hospital systems.

iDoc’s contracts typically range in length from two to three years, with an automatic renewal process.

Cost of Revenue

iDoc’s cost of revenue is primarily comprised of personnel-related expenses for our employee and consulting physicians and other medical providers, and the costs for third-party software services and hardware used in connection with delivery of high acuity patient care solution when providing elite physician services in the Intensive care units of our major hospital systems and other customers.

Operating expenses

iDoc’s operating expenses include all operating costs not included in cost of revenue. These costs consist of compensation, general and administrative expenses composed primarily of all payroll and payroll- related expenses, professional fees, insurance, software costs, occupancy expenses related to iDoc’s operations, including utilities, depreciation and amortization, and other costs related to the administration of its business.

iDoc Virtual Telehealth Solutions, Inc.

Three Months Ended March 31, 2024 and 2023 Results of Operations

The following table presents iDoc ‘s results of operations for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
	2024	2023	Change	%
Revenues	$1,639,765	$1,948,691	$(308,926)	(16)%
Cost of revenue	400,563	790,133	(389,570)	(49)%
Gross profit	1,239,202	1,158,558	80,644	7%
Operating expenses	893,199	1,380,942	(487,743)	(35)%
Other (expenses)/income	(96,914)	(99,253)	2,339	(2)%
Net income (loss) before taxes	249,089	(321,637)	570,726	177%
Income tax (expense) benefit	(55,603)	72,270	(127,873)	177%
Net income (loss) before taxes	$193,486	$(249,367)	$442,853	178%

Revenue

Revenue during the three months ended March 31, 2024, decreased ($308,926) or (16%) compared to last year. The revenue decrease was driven by the ($269,776) or (98%) reduction in institutional fees primarily from the termination of the Encompass Busines and lower EEG revenue. The revenue decrease was also driven by ($160,627) or (24%) reduction in telehealth fees due to client terminations in the fourth quarter last year. The decrease in revenue was offset by $121,477, or 12% of higher patient fees from higher patient volume.

Cost of Revenue

Cost of revenue for the three months ended March 31, 2024, decreased ($389,570), or (49%), compared to the three months ending March 31, 2023. The decrease was driven by ($369,033) lower compensation to the Company’s full-time employees and consulting physicians due to reduced employee salary levels and lower consulting physicians’ service hours. The decrease was also driven by ($20,537) of lower non-compensation-related expenses.

Operating Expenses

Operating expenses for the three months ended March 31, 2024, decreased by ($487,743,) or (35)%, compared to the three months ended March 31, 2023. The decrease was primarily driven by ($286,295) or (50)% of lower general and administrative expenses, primarily from ($189,713) of lower bad debt expenses and ($44,405) expense reduction from employee recruiting and professional fees. The decrease was also due to ($215,461) or (35%) of lower compensation primarily due to cost savings from no Encompass-related compensation due to the termination of the Encompass business and ($48,769) or (35%) of lower one-time transaction expenses related to this proxy statement/prospectus for legal, business consulting, valuation, auditing, and taxation services. These decreases were slightly offset by $62,782, or 132% of higher professional fees, from higher medical billing fees.

Other Income (Expense)

Other (expenses) decreased by $2,339, during the three months ended March 31, 2024, compared to March 31, 2023. The decrease was driven by $42,673 of lower interest expenses and partially offset by ($26,069) of the fair value gain on the embedded derivative last year compared to none in the current period and ($14,265) of higher other expenses, primarily from losses on factoring payable.

Net Income (loss)

Net income was $193,486 for the three months ended March 31, 2024, compared to a net (loss) of ($249,367) for the three months ended March 31, 2023, resulting in a higher net income of $442,853. The improvement was primarily due to the $487,743 of lower operating expenses.

Cash Flows

The following table presents selected captions from iDoc’s consolidated statements of cash flows for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
	2024	2023
Net cash (used in) operating activities	$185,120	$(685,769)
Net cash (used in) investing activities	$-	$90,500
Net cash provided by financing activities	$(173,973)	$483,239
Change in cash	$11,147	$(112,030)

iDoc’s principal sources of liquidity are cash and cash equivalents, totaling $74,184 and $35,655 as of March 31, 2024 and 2023, respectively.

iDoc’s future capital requirements will depend on many factors, including our growth rate, contract renewal activity, number of visits, the continuing market acceptance of telehealth, and debt funding.

Cash Provided by (Used in) Operating Activities

iDoc’s uses of cash from operating activities primarily pay cash compensation to its employees and independent contractors, as well as costs for third-party hardware and professional services fees.

Cash used in operating activities was $185,120 for the three months ended March 31, 2024, consisting of net income of $193,486, adjustments for non-cash items of $164,760, and a decrease in net changes in operating assets and liabilities of ($173,126). The net changes in operating assets and liabilities were primarily driven by the increase in accounts receivable and offset by the increase in accounts payable and accrued liabilities.

Cash used in operating activities was ($685,769) for the three months ended March 31, 2023. This consisted of net loss of ($249,367) adjusted for non-cash items of $352,075 and a decrease in net changes in operating assets and liabilities of ($788,477). The net changes in operating assets and liabilities were primarily driven by increases in accounts receivable.

Cash Provided by (Used in) Investing Activities

There were no investing activities for the three months ended March 31, 2024. For the three months ended March 31, 2023, cash from investing activities was $90,500, consisting of $90,500 in proceeds from the note receivable.

Cash Provided by (Used in) Financing Activities

Cash provided by financing activities for the three months ended March 31, 2024, was ($173,973), consisting of ($221,673) payments on factoring payable and were offset by $31,500 and $16,200 proceeds from factoring payable and notes payable, respectively.

Cash provided by financing activities for the three months ended March 31, 2023, was $483,239, primarily consisting of $585,000 proceeds from notes payable and offset by ($53,816) of payments on notes payable and ($47,945) in lease repayments.